                                                                      EXHIBIT 11
                                                                     Page 1 of 3


                             Southwest Airlines Co.
                       Computation of Earnings Per Share
                      For the Year Ended December 31, 1995


                                                                                   Fully
                                                  Primary                         Diluted
                                                ------------                    ------------
Weighted average shares outstanding              143,678,223                     143,678,223

Shares issuable upon exercise of outstanding
  stock options (treasury stock method)            5,172,289                       5,202,614
                                                ------------                    ------------

Weighted average common and common
  equivalent shares                              148,850,512                     148,880,837
                                                ============                    ============

Earnings for per share computations             $182,626,000                    $182,626,000
                                                ============                    ============

Earnings per common and common equivalent              $1.23                           $1.23
share
                                                ============                    ============

                                                                      EXHIBIT 11
                                                                     Page 2 of 3

                             Southwest Airlines Co.
                       Computation of Earnings Per Share
                      For the Year Ended December 31, 1994

                                                                                   Fully
                                                  Primary                         Diluted
                                                ------------                    ------------
Weighted average shares outstanding              143,046,509                     143,046,509

Shares issuable upon exercise of outstanding
  stock options (treasury stock method)            4,258,865                       4,259,233
                                                ------------                    ------------

Weighted average common and common
  equivalent shares                              147,305,374                     147,305,742
                                                ============                    ============

Earnings for per share computations             $179,331,000                    $179,331,000
                                                ============                    ============

Earnings per common and common equivalent share        $1.22                           $1.22
                                                ============                    ============

                                                                      EXHIBIT 11
                                                                     Page 3 of 3

                             Southwest Airlines Co.
                       Computation of Earnings Per Share
                      For the Year Ended December 31, 1993

                                                                                    Fully
                                                   Primary                         Diluted
                                                 ------------                    ------------
Weighted average shares outstanding               142,622,160                     142,622,160

Shares issuable upon exercise of outstanding
  stock options (treasury stock method)             4,522,408                       4,676,476
                                                 ------------                    ------------

Weighted average common and common
  equivalent shares                               147,144,568                     147,298,636
                                                 ============                    ============

Earnings for per share computation before
cumulative effect of accounting changes          $154,284,000                    $154,284,000


Cumulative effect of accounting change             15,259,000                      15,259,000
                                                 ------------                    ------------

Earnings for per share computation after
  cumulative effect of accounting changes        $169,543,000                    $169,543,000
                                                 ============                    ============

Earnings per common and common equivalent
  share before cumulative effect of accounting
  change                                                $1.05                           $1.05
                                                 ============                    ============

Earnings per common and common equivalent
  share after cumulative effect of accounting
  change                                                $1.15                           $1.15
                                                 ============                    ============


Note: The share and per share amounts have been adjusted to reflect the three-for-two stock split distributed July 15, 1993.